Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United Sates Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”) (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Vertical Communications, Inc., a Delaware corporation (the “Company”), does hereby certify that:

Annual Report on Form 10-K for the year ended June 30, 2006 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

VERTICAL COMMUNICATIONS, INC.

Date: October 16, 2006	By:	/s/ WILLIAM Y. TAUSCHER
William Y. Tauscher Chief Executive Officer and President (Principal Executive Officer)

Date: October 16, 2006	By:	/s/ KENNETH CLINEBELL
Kenneth Clinebell Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Periodic Report or as a separate disclosure document

A signed original of this written statement required by Section 906 has been provided to Vertical Communications, Inc. and will be retained by Vertical Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.